UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)     October 23, 2008

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008, Gerald Haddock resigned as a member of the Board of Directors of Cano Petroleum, Inc. (“Cano”).  In his letter announcing his resignation, Mr. Haddock requests an internal investigation into “continuous management and director changes spearheaded by Mr. Johnson, and the basis for all public statements made by management concerning production and reserves, including estimates thereof.”  He also states: “Additionally, in light of the class action suit filed against directors for erroneous financial statements, I hereby demand the Audit Committee fulfill its duties by conducting a full and complete investigation into (i) the alleged misstatements of reserves and all related circumstances, and (ii) the proper characterization in the financials of all contingent liabilities, particularly the reliability of any judgment assessments made by the management team.”

Mr. Haddock then requests the termination of Mr. Johnson and the development of a plan for emergency succession to obtain management leadership.  He also requests the maximizing of value for the Cano shareholders by selling Cano’s assets and liquidating Cano.  Mr. Haddock states that if there is no action taken, he will seriously consider a proxy fight to remove the current Board of Directors and establish a new Board of Directors to change management and instruct the new management to negotiate a liquidation sale of Cano’s assets to an entity with experience in developing secondary recovery assets.  Mr. Haddock’s resignation letter is attached hereto as Exhibit 17.1 and is incorporated herein by reference.

Mr. Haddock was a member of the Board of Directors at all times during the period covered by his letter.  On October 21, 2008, Mr.  Haddock was informed that Cano’s Nominating and Corporate Governance Committee was not going to recommend him for renomination to the Board of Directors at the 2008 Annual Meeting of Stockholders.  After he was informed of the Nominating and Corporate Governance Committee’s decision not to renominate him, he spoke with several members of the Board of Directors requesting to be renominated to the Board of Directors.  Shortly before the commencement of the Board of Directors meeting at which the Board of Directors was to consider the Nominating and Corporate Governance Committee’s recommendation not to renominate Mr. Haddock, Mr. Haddock send his resignation letter to the Board of Directors.

Cano’s Board of Directors has requested in writing that Mr. Haddock meet with outside counsel so that the Board of Directors can determine what information, if any, Mr. Haddock has that might warrant further review or action.  The Board of Director’s written request is attached hereto as Exhibit 17.2 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

17.1                           Resignation Letter of Gerald Haddock, dated October 23, 2008.

17.2                           Letter from Board of Directors to Gerald Haddock, dated October 29, 2008.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 29, 2008
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation Letter of Gerald Haddock, dated October 23, 2008.

17.2	Letter from Board of Directors to Gerald Haddock, dated October 29, 2008.